UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park
Greenwich, Connecticut		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 27, 2012, United Rentals, Inc. (the “Company” or “United Rentals”) held a special meeting at which the Company’s stockholders voted on proposals to (i) adopt the Agreement and Plan of Merger between the Company and RSC Holdings Inc. (“RSC”), dated as of December 15, 2011 (the “Merger Agreement”), (ii) approve the issuance of shares of the Company’s common stock to stockholders of RSC as contemplated by the Merger Agreement and (iii) approve the adjournment of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the first two proposals. The special meeting was not adjourned to a later date. The final voting results for each proposal are set forth below.

Proposal 1: Adopt Merger Agreement

For	53,084,966
Against	25,653
Abstain	7,942

The votes in favor of this proposal represented 83.24% of the outstanding shares of the Company’s Common Stock entitled to vote on the proposal.

Proposal 2: Issue Company Shares to RSC Stockholders

For	53,088,901
Against	20,730
Abstain	8,930

The votes in favor of this proposal represented 99.94% of the shares of the Company’s Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Proposal 3: Adjourn the Special Meeting

For	48,281,583
Against	4,747,926
Abstain	89,052

The votes in favor of this proposal represented 90.89% of the shares of the Company’s Common Stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

A quorum of the Company’s stockholders was present at the special meeting.

On April 27, 2012, United Rentals, Inc. issued a press release announcing the foregoing results of the special meeting, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of United Rentals, Inc. dated April 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name:	Jonathan M. Gottsegen
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc. dated April 27, 2012.